P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax (804) 254-3584
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P R E S S R E L E A S E

CONTACT	RELEASE
Candace C. Formacek	Immediately
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Sets Annual Meeting Date
Richmond, VA May 29, 2018 / PRNEWSWIRE

Universal Corporation (NYSE: UVV) today announced that on Tuesday, May 22, 2018, its Board of Directors set the date of the Annual Meeting of Shareholders as Thursday, August 2, 2018. It will be held at 2:00 p.m. at the Company’s headquarters building. The Board of Directors set the record date for the Annual Meeting of Shareholders as June 12, 2018.

Headquartered in Richmond, Virginia, Universal Corporation is the leading global leaf tobacco supplier and conducts business in more than 30 countries. Its revenues for the fiscal year ended March 31, 2018, were $2.0 billion. For more information on Universal Corporation, visit its website at www.universalcorp.com.

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